Exhibit 99.1

VIVINT SOLAR ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

Megawatts Installed Increased 78% Year-over-Year

Retained Value Increased 119% Year-over-Year

Revenue Increased 146% Year-over-Year

LEHI, Utah, August 11, 2015 -- Vivint Solar (NYSE: VSLR), today announced financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Operating Highlights

Key operating and development highlights for the quarter ended June 30, 2015 include:

•	MW Booked of approximately 73 MWs for the quarter, up 40% year-over-year.

•	MW Installed of approximately 66 MWs, up 78% year-over-year. Total cumulative MWs installed were approximately 340 MWs.

•	Installations were 9,312 for the quarter, up 72% year-over-year. Cumulative installations were 51,458.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $238 million during the quarter and was approximately $1.4 billion, up 123% year-over-year.

•	Estimated Retained Value increased by approximately $120 million during the quarter to approximately $680 million, up 119% year-over-year.

•	Estimated Retained Value per Watt was $2.00.

•	Cost per Watt was $3.00, down from $3.21 in the first quarter of 2015 and down from $3.55 in the second quarter of 2014.

Second Quarter 2015 GAAP Financial Results

Summary GAAP financial results for the quarter ended June 30, 2015 include:

•

Operating Leases and Incentives Revenue was $15.3 million, up 164% from $5.8 million in the second quarter of the prior year. Total revenue for the quarter was $16.1 million, up 146% from $6.6 million in the second quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $33.3 million, up from $16.5 million in the same period of 2014.

•

Total Operating Expenses, including cost of revenue, were $88.5 million, compared to $40.7 million in the second quarter of 2014. Operating expenses included non-cash stock-based compensation expense of $17.9 million and amortization of intangibles of $3.7 million.

•	Loss from Operations was $72.3 million compared to $34.1 million in the same period of 2014.

•	GAAP Net Income Available to Stockholders per Diluted Share was $0.12.

•	Non-GAAP Loss Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.85). See below for a further discussion of Non-GAAP Loss per Share.

•	Cash and Cash Equivalents as of June 30, 2015 were $152.2 million.

Financing Activity

As of June 30, 2015, the Company had $100 million in undrawn capacity in our working capital facility, $216.5 million in undrawn capacity in our aggregation facility, and 231 MWs of installation capacity remaining in our tax equity funds.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy systems – electricity generated by a solar energy system installed at a customer’s location – to residential customers in the United States. Vivint Solar’s customers pay little to no money upfront, receive significant savings relative to utility generated electricity rates and continue to benefit from guaranteed energy prices over the 20-year term of their contracts.  Vivint Solar finances, designs, installs, monitors and services the solar energy systems to make things easy for its customers. For more information, visit www.vivintsolar.com or follow @VivintSolar.

Note on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform

Act of 1995, including statements regarding Vivint Solar’s operating and financial results such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs and state incentives, that affect the pricing of our offering; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; the proposed acquisition by SunEdison, Inc. does not close due to the failure to obtain financing for the payment of consideration in the transaction or regulatory approval or otherwise; the disruption to our business caused by the acquisition by SunEdison is greater than expected and makes it difficult to operate as a standalone company or maintain certain strategic relationships; Vivint Solar’s limited operating history, particularly as a new public company; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.vivintsolar.com

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$152,224	$261,649
Accounts receivable, net	5,423	1,837
Inventories	342	774
Prepaid expenses and other current assets	20,209	16,806
Total current assets	178,198	281,066
Restricted cash and cash equivalents	12,648	6,516
Solar energy systems, net	848,604	588,167
Property and equipment, net	24,403	13,024
Intangible assets, net	6,827	18,487
Goodwill	36,601	36,601
Prepaid tax asset, net	199,103	111,910
Other non-current assets, net	9,534	8,553
TOTAL ASSETS	$1,315,918	$1,064,324
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$79,452	$51,354
Accounts payable—related party	1,978	2,132
Distributions payable to non-controlling interests and redeemable non-controlling interests	5,805	6,780
Accrued compensation	26,087	16,794
Current portion of deferred revenue	399	314
Current portion of capital lease obligation	4,473	3,502
Accrued and other current liabilities	25,710	14,016
Total current liabilities	143,904	94,892
Capital lease obligation, net of current portion	7,851	6,176
Long-term debt	208,500	105,000
Deferred tax liability, net	168,114	112,227
Deferred revenue, net of current portion	7,132	4,466
Build-to-suit lease liability	6,600	—
Total liabilities	542,101	322,761
Commitments and contingencies
Redeemable non-controlling interests	153,901	128,427
Stockholders' equity:
Common stock	1,065	1,053
Additional paid-in capital	525,638	502,785
Accumulated deficit	(47)	(25,849)
Total stockholders' equity	526,656	477,989
Non-controlling interests	93,260	135,147
Total equity	619,916	613,136
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$1,315,918	$1,064,324

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue:
Operating leases and incentives	$15,301	$5,804	$23,881	$8,667
Solar energy system and product sales	834	754	1,799	1,398
Total revenue	16,135	6,558	25,680	10,065
Operating expenses:
Cost of revenue—operating leases and incentives	33,295	16,459	57,175	27,646
Cost of revenue—solar energy system and product sales	476	485	914	883
Sales and marketing	18,697	5,790	25,130	11,009
Research and development	920	500	1,502	972
General and administrative	31,364	13,752	49,994	26,106
Amortization of intangible assets	3,721	3,691	7,484	7,428
Impairment of intangible assets	—	—	4,506	—
Total operating expenses	88,473	40,677	146,705	74,044
Loss from operations	(72,338)	(34,119)	(121,025)	(63,979)
Interest expense	2,730	2,673	4,857	4,074
Other expense	60	277	373	1,165
Loss before income taxes	(75,128)	(37,069)	(126,255)	(69,218)
Income tax expense	14,577	2,542	23,425	6,936
Net loss	(89,705)	(39,611)	(149,680)	(76,154)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(103,358)	(45,104)	(175,482)	(88,688)
Net income available to common stockholders	$13,653	$5,493	$25,802	$12,534
Net income available per share to common stockholders:
Basic	$0.13	$0.07	$0.24	$0.17
Diluted	$0.12	$0.07	$0.24	$0.16
Weighted-average shares used in computing net income available per share to common stockholders:
Basic	105,988	75,000	105,647	75,000
Diluted	109,794	76,267	109,424	76,194

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(89,705)	$(39,611)	$(149,680)	$(76,154)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,545	1,700	9,753	3,009
Amortization of intangible assets	3,721	3,764	7,484	7,501
Impairment of intangible assets	—	—	4,506	—
Stock-based compensation	17,903	379	20,610	816
Amortization of deferred financing costs	877	667	1,672	667
Noncash contributions for services	—	55	—	119
Noncash interest expense	—	1,478	—	2,877
Deferred income taxes	37,179	18,029	54,203	35,865
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(2,049)	(1,073)	(3,586)	(1,701)
Inventories	430	(70)	432	16
Prepaid expenses and other current assets	476	(4,795)	252	(8,928)
Prepaid tax asset, net	(50,756)	(13,292)	(87,193)	(23,800)
Other non-current assets, net	(324)	(5,367)	(228)	(6,271)
Accounts payable	1,022	1,091	1,051	5,091
Accounts payable—related party	154	873	(154)	(761)
Accrued compensation	4,080	1,373	3,611	(3,351)
Deferred revenue	1,262	307	2,751	680
Accrued and other current liabilities	(9,344)	4,329	10,927	6,108
Net cash used in operating activities	(79,529)	(30,163)	(123,589)	(58,217)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(125,865)	(90,678)	(234,050)	(150,449)
Payment in connection with business acquisition, net of cash acquired	—	—	—	(12,040)
Payments for property and equipment	(2,226)	(87)	(3,402)	(148)
Change in restricted cash and cash equivalents	(488)	(1,600)	(6,132)	(1,600)
Purchase of intangible assets	(307)	—	(329)	—
Proceeds from U.S. Treasury grants	—	62	—	190
Net cash used in investing activities	(128,886)	(92,303)	(243,913)	(164,047)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	87,565	61,561	168,783	157,446
Distributions paid to non-controlling interests and redeemable non- controlling interests	(8,324)	(851)	(10,689)	(1,932)
Proceeds from long-term debt	86,000	—	103,500	—
Proceeds from short-term debt	—	75,500	—	75,500
Payments for debt issuance costs	—	—	(3,078)	—
Proceeds from revolving lines of credit—related party	—	24,000	—	114,000
Payments on revolving lines of credit—related party	—	(24,000)	—	(101,000)
Principal payments on capital lease obligations	(1,057)	(671)	(2,070)	(1,115)
Proceeds from issuance of common stock	588	—	588	—
Payments for deferred offering costs	—	(1,268)	(589)	(1,443)
Excess tax effects from stock-based compensation	1,632	—	1,632	—
Net cash provided by financing activities	166,404	134,271	258,077	241,456
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(42,011)	11,805	(109,425)	19,192
CASH AND CASH EQUIVALENTS—Beginning of period	194,235	13,425	261,649	6,038
CASH AND CASH EQUIVALENTS—End of period	$152,224	$25,230	$152,224	$25,230

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	June 30,	March 31,	December 31,
	2015	2015	2014

Installations	9,312	6,426	6,864
Megawatts installed	65.5	46.2	50.0
Cumulative installations	51,458	42,146	35,720
Cumulative megawatts installed	339.9	274.4	228.2
Estimated nominal contracted payments remaining (in millions)	$1,442.5	$1,204.8	$1,030.5
Estimated retained value under energy contract (in millions)	$531.3	$442.8	$383.1
Estimated retained value of renewal (in millions)	$148.7	$117.2	$97.9
Estimated retained value (in millions)	$680.0	$560.0	$480.9
Estimated retained value per watt	$2.00	$2.05	$2.11

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

We report GAAP EPS, which is based upon net income available to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.85) and ($1.42) for the three and six months ended June 30, 2015.

Vivint Solar, Inc.
Non-GAAP Net Loss per Share
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss	$(89,705)	$(39,611)	$(149,680)	$(76,154)
Net loss per share:
Basic and diluted	$(0.85)	$(0.53)	$(1.42)	$(1.02)
Weighted-average shares used in computing net loss per share:
Basic and diluted	105,988	75,000	105,647	75,000

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for Energy Contracts.

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Investor Contact:

Vivint Solar
Rob Kain
Vice President of Investor Relations
801-234-7066

ir@vivintsolar.com

Media Contact:

Vivint Solar
Casey Briggs
Public Relations
801-229-6443

PR@vivintsolar.com